Exhibit (a)(1)(x)

Offer by

FBR & CO.

To Purchase for Cash

Up to 4 Million Shares of Its Common Stock

At a Purchase Price Not Less Than $3.25 and Not More Than $3.50 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 18, 2012,

UNLESS THE TENDER OFFER IS FURTHER EXTENDED OR WITHDRAWN.

To Our Clients:

On November 5, 2012, FBR & Co., a Virginia corporation (“FBR” or the “Company”), distributed documentation relating to the Company’s offer to purchase for cash up to 4 million shares of its common stock, $0.001 par value (such shares, together with all other outstanding shares of common stock of the Company, the “shares”), at a price not less than $3.00 and not more than $3.25 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 5, 2012 (the “Original Offer to Purchase”), and the related Letter of Transmittal. The tender offer was previously scheduled to expire at 12:00 midnight, New York City time, on December 4, 2012.

The Company has increased the purchase price range per share at which stockholders may tender their shares to a price not less than $3.25 and not more than $3.50 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Original Offer to Purchase, as amended and supplemented by the Supplement to the Offer to Purchase, dated December 5, 2012 (together, the “Offer to Purchase”). The Company has also extended the Expiration Date of the tender offer to 12:00 midnight, New York City time, on December 18, 2012.

The Original Offer to Purchase has been amended and supplemented by the enclosed Supplement to the Offer to Purchase and the related Amended Letter of Transmittal (the “Amended Letter of Transmittal”). The Offer to Purchase and the Amended Letter of Transmittal, as each may be further amended or supplemented from time to time, together constitute the “tender offer.”

We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Amended Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

Under the tender offer, stockholders of the Company will have the ability to tender all or a portion of their shares at a price per share of not less than $3.25 and not more than $3.50. Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the single per share price within the specified range that will allow it to buy 4 million shares or such lesser number of shares that are properly tendered. The Company will pay the same single per share price for the shares properly tendered and not properly withdrawn and accepted for purchase pursuant to the tender offer taking into account the number of shares so tendered. The Company will purchase such shares properly tendered and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Amended Letter of Transmittal, including the provisions relating to “odd lot” tenders, proration and conditional tenders.

Shares tendered and not purchased because of proration or conditional tenders will be returned, at the Company’s expense, to the stockholders who tendered such shares promptly after the Expiration Date (as defined in the Offer to Purchase). The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all shares properly tendered but not properly withdrawn pursuant to the tender offer are to be purchased by the Company, the Company will purchase tendered shares in the following order of priority:

•

First, from all stockholders who own beneficially or of record an aggregate of fewer than 100 shares (“odd lots”) who properly tender, and do not properly withdraw, all of such shares, although partial tenders will not qualify for this preference;

•

Second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other stockholders who properly tender, and do not properly withdraw, shares; and

•

Third, only if necessary to permit the Company to purchase 4 million shares (or such greater number of shares as the Company may elect to purchase subject to applicable law) from holders who have tendered shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them before the expiration of the tender offer. See Section 6 of the Offer to Purchase.

ALL PREVIOUS TENDERS OF SHARES BY STOCKHOLDERS PURSUANT TO THE INSTRUCTION FORM PREVIOUSLY PROVIDED TO THEM BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES ARE INVALID. FOR THESE STOCKHOLDERS, IF YOU HAVE ALREADY PROVIDED US WITH INSTRUCTIONS IN CONNECTION WITH THE ORIGINAL OFFER TO PURCHASE, THOSE INSTRUCTIONS ARE NO LONGER EFFECTIVE. IN ORDER TO PROPERLY TENDER YOUR SHARES YOU MUST PROVIDE US WITH NEW INSTRUCTIONS BY COMPLETING THE ATTACHED NEW INSTRUCTION FORM AND DELIVERING IT TO US AS SET FORTH HEREIN BEFORE THE EXPIRATION TIME OF THE TENDER OFFER.

We request instructions as to whether you wish us to tender any or all of the shares held by us for your account upon the terms and subject to the conditions of the tender offer set forth in the Offer to Purchase and the Amended Letter of Transmittal.

Please note carefully the following:

1. The tender offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on December 18, 2012, unless the tender offer is further extended or withdrawn by the Company.

2. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3. The tender offer is for 4 million shares, constituting approximately 8.2% of the Company’s outstanding shares as of November 1, 2012.

4. Tendering stockholders who are registered stockholders or who tender their shares directly to The American Stock Transfer & Trust Company, LLC, the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Amended Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares pursuant to the tender offer.

5. If you hold beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn pursuant to the tender offer.

6. If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the tender offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the tender offer be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of the Company by FBR Capital Markets, the Dealer Manager for the tender offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER, AND THE PRICE AT WHICH YOU CHOOSE TO TENDER SUCH SHARES. IN SO DOING, YOU SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE, IN THE RELATED AMENDED LETTER OF TRANSMITTAL AND IN THE OTHER TENDER OFFER MATERIALS, INCLUDING THE COMPANY’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. NONE OF THE COMPANY’S DIRECTORS, ITS EXECUTIVE OFFICERS OR CRESTVIEW PARTNERS GP, L.P. (A SUBSTANTIAL SHAREHOLDER OF THE COMPANY WITH THE RIGHT TO DESIGNATE TWO OF ITS DIRECTORS) WILL TENDER ANY OF THEIR SHARES IN THE TENDER OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE.

INSTRUCTION FORM

With Respect to the Offer by

FBR & CO.

To Purchase for Cash Up to 4 million Shares of Its Common Stock

At a Purchase Price of Not Less Than $3.25 and Not More Than $3.50 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement to the Offer to Purchase dated December 5, 2012, and the related Amended Letter of Transmittal (which together with the Offer to Purchase dated November 5, 2012, as each may be amended or supplemented from time to time, constitute the “tender offer”), in connection with the offer by FBR & Co., a Virginia corporation (“FBR” or the “Company”), to purchase for cash up to 4 million shares of its common stock, $0.001 par value (such shares, together with all other outstanding shares of common stock of the Company, the “shares”), at a price not less than $3.25 and not more than $3.50 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the tender offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED:                     SHARES*

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 of the Amended Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE SELECTED. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $3.25	☐ $3.30	☐ $3.35	☐ $3.40	☐ $3.45	☐ $3.50

– OR–

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of the Amended Letter of Transmittal)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the purchase price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the tender offer will be deemed to be tendered at the minimum price.

☐	The undersigned wants to maximize the chance of having the Company purchase all shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $3.25 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 6 of the Amended Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 14 of the Amended Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification Number or Social Security Number:

Address(es), Including Zip Code:

Area Code/Phone Number:

Date: